Exhibit 99.1

TransMontaigne Partners LLC

TRANSMONTAIGNE PARTNERS LLC ANNOUNCES CLOSING OF $500 MILLION SENIOR UNSECURED NOTES OFFERING

DENVER – February 21, 2025 – TransMontaigne Partners LLC (“TransMontaigne”) today announced the closing of its offering of $500 million aggregate principal amount of 8.500% senior unsecured notes due 2030 (the “Notes”) at an issue price of 100% in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes are guaranteed on a senior unsecured basis by all of TransMontaigne’s subsidiaries that guarantee its credit facility.

TransMontaigne intends to use the net proceeds from the Notes offering to redeem all of its 6.125% Senior Unsecured Notes due 2026 (the “2026 Notes”), repay indebtedness under its revolving credit facility, make a distribution to TLP Finance Holdings, LLC, its direct parent (“TLP Finance”), to repay TLP Finance’s term loan due 2025 and to pay fees and expenses in connection with the transactions, with the remainder to be used for general corporate purposes.

The offering and sale of the Notes were not registered under the Securities Act, or any state securities laws, and, unless so registered, the Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes were offered only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to certain non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act.

Latham & Watkins LLP acted as legal counsel to TransMontaigne and Vinson & Elkins L.L.P. acted as legal counsel to the initial purchasers of the Notes.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About TransMontaigne

TransMontaigne Partners LLC is an integrated terminaling, storage, transportation and related services company based in Denver, Colorado with operations in the United States along the Gulf Coast, in the Midwest, in Houston and Brownsville, Texas, along the Mississippi and Ohio rivers, in the Southeast, in the Pacific Northwest and along the West Coast. TransMontaigne provides integrated terminaling, storage, transportation and related services for customers engaged in the distribution and marketing of bulk liquids.

Forward-Looking Statements

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including, without limitation the closing date and satisfaction of the closing conditions for each terminal sale. Although TransMontaigne believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from TransMontaigne’s expectations and may adversely affect its business and results of operations are disclosed in “Item 1A. Risk Factors” in TransMontaigne’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on March 15, 2024. Any forward-looking statement made by TransMontaigne in this press release is based only on information currently available to TransMontaigne and speaks only as of the date on which it is made. TransMontaigne undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media Contact

Matthew White

prelease@transmontaigne.com